SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                                 FORM 8-A

            For Registration of Certain Classes of Securities
                Pursuant to Section 12(b) or 12(g) of the
                     Securities Exchange Act of 1934


        COASTAL BANCORP, INC.               COASTAL CAPITAL TRUST I
   (Exact name of Registrant as     (Exact name of Registrant as specified in
     specified in its charter)                its trust agreement)


             TEXAS                                 DELAWARE
(State or other jurisdiction of        (State or other jurisdiction of
incorporation or organization)          incorporation or organization)


          76-0428727                          Being Applied For
      (I.R.S. Employer                        (I.R.S. Employer
      Identification No.)                    Identification No.)


                        5718 Westhiemer, Suite 600
                           Houston, Texas 77057
                             (713) 435-5000
                 (Address of principal executive offices)


If this form relates to the registration of a class of securities pursuant to Section  12(b) of the Exchange Act and is effective pursuant to General Instructions A.(c), please check the
following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ X ]

Securities Act registration statement file numbers to which this form relates: 333-87370 and 333-87370-01

     Securities to be registered pursuant to Section 12(b) of the Act: None

       Securities to be registered pursuant to Section 12(g) of the Act:

____% Cumulative Trust Preferred Securities of Coastal Capital Trust I
___% Junior Subordinated Deferrable Interest Debentures of Coastal Bancorp, Inc. Guarantee of Coastal Bancorp, Inc. with respect to the Trust Preferred Securities




Item 1.   Description of Registrant's Securities to be Registered

          The information relating to the Registrants' securities required by Item 202 of Regulation S-K is hereby incorporated by reference to the information presented under the captions "Description of Trust Preferred Securities," "Description of Junior Subordinated Debentures," "Description of Guarantee" and "Relationship Among the Trust Preferred Securities, the Junior Subordinated Debentures and the Guarantee" in the Registrants' Registration Statement on Form S-3 (Registration No. 333-87370 and 333-87370-01) filed with the Commission on May 1, 2002 (the "Form S-3"), and as amended on May 31, 2002, and the same sections in the Prospectus to be filed pursuant to Rule 424(b) which are deemed to be incorporated by reference herein.

Item 2.   Exhibits

     4.1  Indenture of Coastal Bancorp, Inc. relating to the
          Junior Subordinated Debentures.(1)

     4.2  Form of Certificate of Junior Subordinated
          Debentures (included as an exhibit to Exhibit 4.1)

     4.3  Certificate of Trust of Coastal Capital Trust I.(2)

     4.4  Amended and Restated Declaration of Trust of
          Coastal Capital Trust I.(3)

     4.5  Form of Trust Preferred Security Certificate of
          Coastal Capital Trust I (included as an exhibit to
          Exhibit 4.4).

     4.6 Form of Guarantee of Coastal Bancorp, Inc. relating to the Trust Preferred Securities.(4)


____________________________

(1)  Incorporated by reference to Exhibit 4.1 to the Form S-3.

(2)  Incorporated by reference to Exhibit 4.3 to the Form S-3.

(3)  Incorporated by reference to Exhibit 4.4 to the Form S-3.

(4)  Incorporated by reference to Exhibit 4.6 to the Form S-3.




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                                SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              COASTAL BANCORP, INC.

Date: June 6, 2002            By:  /s/ Catherine N. Wylie
                                   -------------------------------------------
                                   Catherine N. Wylie, Chief Financial Officer



                              COASTAL CAPITAL TRUST I

Date: June 6, 2002            By:  /s/ Catherine N. Wylie
                                   ------------------------------------------
                                   Catherine N. Wylie, Administrative Trustee




















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